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                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            VINTAGE PETROLEUM, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                                Not Applicable
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

[LOGO APPEARS HERE]
                            VINTAGE PETROLEUM, INC.
                           4200 ONE WILLIAMS CENTER
                            TULSA, OKLAHOMA  74172

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 12, 1998

To the Stockholders of
  VINTAGE PETROLEUM, INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Vintage Petroleum, Inc., a Delaware corporation (the "Company"), will be held in the Green Room on the 9th Floor, Bank of Oklahoma Tower, One Williams Center, Tulsa, Oklahoma, on Tuesday, May 12, 1998, at 10:00 a.m., local time, for the following purposes:

     1.   To elect two directors to Class II for three-year terms;

     2. To consider and act upon a proposal to approve an amendment to the Vintage Petroleum, Inc. 1990 Stock Plan as described in the accompanying proxy statement;

     3. To consider and act upon a proposal to ratify the appointment of Arthur Andersen LLP as the independent auditor of the Company for 1998; and

     4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on March 25, 1998, as the record date for the meeting, and only holders of the Company's Common Stock of record at such time will be entitled to vote at the meeting or any adjournment thereof. A complete list of the stockholders entitled to vote at the meeting will be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of 10 days prior to the date of the meeting at the offices of the Company and at the time and place of the meeting.

                                         By Order of the Board of Directors,

                                         /s/ WILLIAM C. BARNES

                                         William C. Barnes
                                         Secretary

Tulsa, Oklahoma
March 31, 1998

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. IF YOU DO ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

[LOGO APPEARS HERE]
                            VINTAGE PETROLEUM, INC.
                           4200 ONE WILLIAMS CENTER
                            TULSA, OKLAHOMA  74172

                                PROXY STATEMENT
                      FOR ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 12, 1998


                    SOLICITATION AND REVOCATION OF PROXIES

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Vintage Petroleum, Inc., a Delaware corporation (the "Company"), of proxies to be voted at the Annual Meeting of Stockholders of the Company to be held on May 12, 1998, or at any adjournment thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting. This Proxy Statement and accompanying proxy were first forwarded on or about March 31, 1998, to stockholders of record on March 25, 1998.

     If the accompanying proxy is properly executed and returned, the shares represented by the proxy will be voted at the Annual Meeting. If a stockholder indicates in his or her proxy a choice with respect to any matter to be acted upon, that stockholder's shares will be voted in accordance with such choice. If no choice is indicated, such shares will be voted "FOR" (a) the election of all of the nominees for directors listed below, (b) the approval of the amendment to the Vintage Petroleum, Inc. 1990 Stock Plan, and (c) the ratification of the appointment of the independent auditor. A stockholder giving a proxy may revoke it by giving written notice of revocation to the Secretary of the Company at any time before it is voted, by executing another valid proxy bearing a later date and delivering such proxy to the Secretary of the Company prior to or at the Annual Meeting, or by attending the Annual Meeting and voting in person.

     The expenses of this proxy solicitation, including the cost of preparing and mailing this Proxy Statement and accompanying proxy will be borne by the Company. Such expenses will also include the charges and expenses of banks, brokerage firms, and other custodians, nominees or fiduciaries for forwarding solicitation material regarding the Annual Meeting to beneficial owners of the Company's Common Stock. Solicitation of proxies may be made by mail, telephone, personal interviews or by other means by the Board of Directors or employees of the Company who will not be additionally compensated therefor, but who may be reimbursed for their out-of-pocket expenses in connection therewith.

     All information in this Proxy Statement relating to the shares of the Company's Common Stock and per share amounts has been adjusted, as the case may be, to reflect a two-for-one Common Stock split effected on October 7, 1997.

                         STOCKHOLDERS ENTITLED TO VOTE

     Stockholders of record at the close of business on March 25, 1998 (the "Record Date"), will be entitled to vote at the Annual Meeting. As of the Record Date, there were issued and outstanding 51,636,086 shares of Common Stock, par value $.005 per share (the "Common Stock"), of the Company. Each share of Common Stock is entitled to one vote. There is no cumulative voting with respect to the election of directors. The presence in person or by proxy of the holders of a majority of the shares issued and outstanding at the Annual Meeting and entitled to vote will constitute a quorum for the transaction of business. Votes withheld from nominees for directors, abstentions and broker non-votes will be counted for purposes of determining whether a quorum has been reached.

Votes will be tabulated by an inspector of election appointed by the Board of Directors of the Company. With regard to the election of directors, votes may be cast in favor of or withheld from each nominee; votes that are withheld will have the effect of a negative vote. Abstentions, which may be specified on all proposals except the election of directors, will have the effect of a negative vote. Under applicable Delaware law, a broker non-vote will have no effect on the outcome of the election of directors or the other proposals.

                                 PROPOSAL ONE

                             ELECTION OF DIRECTORS

     The Restated Certificate of Incorporation (the "Charter") of the Company provides that the Board of Directors of the Company (the "Board of Directors") shall consist of not less than three nor more than fifteen directors, as determined from time to time by resolution of the Board of Directors. The number of directors is currently fixed at seven. The Board of Directors is divided into three approximately equal classes. The terms of such classes are staggered so that only one class is elected at the annual meeting of stockholders each year for a three-year term. The term of the Class II directors, consisting of Jo Bob Hille and Bryan H. Lawrence, will expire at the Annual Meeting, and the accompanying proxy solicits your vote for two Class II directors. The terms of the Class III directors and the Class I directors will expire at the annual meeting of stockholders to be held in 1999 and 2000, respectively.

     The Board of Directors has nominated Jo Bob Hille and Bryan H. Lawrence for re-election as Class II directors. The persons named as proxies in the accompanying proxy, who have been designated by the Board of Directors, intend to vote, unless otherwise instructed in such proxy, for the election of Messrs. Hille and Lawrence. Should any of the nominees become unable for any reason to stand for election as a director of the Company, it is intended that the persons named in such proxy will vote for the election of such other person as the Board of Directors may recommend. The Company knows of no reason why any of the nominees will be unavailable or unable to serve.

     The affirmative vote of the holders of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote is required for the election of directors. The Board of Directors recommends a vote "FOR" each of the following nominees for directors.

NOMINEES FOR DIRECTORS

                                   CLASS II
                            (TERM EXPIRES MAY 2001)

     JO BOB HILLE, age 56. Mr. Hille, a co-founder of the Company, has been a Director of the Company since June 1983 and Vice Chairman of the Board of Directors of the Company since September 1995. He was also President of the Company from May 1990 to September 1995, Chief Executive Officer of the Company from March 1994 to December 1997, Chief Operating Officer of the Company from April 1987 to March 1994, Executive Vice President of the Company from June 1983 to May 1990 and Treasurer and Secretary of the Company from June 1983 to April 1987. From August 1972 to March 1983, Mr. Hille was employed by Santa Fe - Andover Oil Company (formerly Andover Oil Company), an independent oil and gas company ("Andover"), where he served at various times primarily as Executive Vice President and Vice President - Operations. Mr. Hille has a B.S. Degree in Petroleum Engineering from the University of Tulsa, and has approximately 32 years of oil and gas experience.

     BRYAN H. LAWRENCE, age 55. Mr. Lawrence has been a Director of the Company since January 1987. He is a founder and a senior manager of Yorktown Partners LLC which manages investment partnerships formerly affiliated with Dillon, Read & Co. Inc., an investment banking firm ("Dillon Read"). Mr. Lawrence had been employed by Dillon Read since 1966, serving most recently as a Managing Director until the merger of Dillon Read with SBC Warburg in September 1997. Mr. Lawrence also serves as a Director of D & K Wholesale Drug, Inc., Hallador Petroleum Company, TransMontaigne Oil Company and Willbros Group, Inc. (each a United States public company), Benson Petroleum Ltd. and Cavell Energy Corp. (each a Canadian public company) and certain non-public companies in the energy industry in which Yorktown partnerships hold equity interests including Meenan Oil Co., Inc., Fintube Limited Partnership, PetroSantander Inc., Strega Energy, Inc., Savoy Energy, L.P., Concho Resources Inc and Ricks Exploration, Inc. Mr. Lawrence is a graduate of Hamilton College and also has an M.B.A. from Columbia University.

DIRECTORS CONTINUING IN OFFICE

                                   CLASS III
                            (TERM EXPIRES MAY 1999)

     CHARLES C. STEPHENSON, JR., age 61. Mr. Stephenson, a co-founder of the Company, has been a Director since June 1983 and Chairman of the Board of Directors of the Company since April 1987. He was also Chief Executive Officer of the Company from April 1987 to March 1994 and President of the Company from June 1983 to May 1990. From October 1974 to March 1983, he was President of Andover, and from January 1973 to October 1974, he was Vice President of Andover. Mr. Stephenson also serves as a Director of AAON, Inc. Mr. Stephenson has a B.S. Degree in Petroleum Engineering from the University of Oklahoma, and has approximately 38 years of oil and gas experience.

     S. CRAIG GEORGE, age 45. Mr. George has been a Director since October 1991, President of the Company since September 1995 and Chief Executive Officer of the Company since December 1997. He was also Chief Operating Officer of the Company from March 1994 to December 1997, an Executive Vice President of the Company from March 1994 to September 1995 and a Senior Vice President of the Company from October 1991 to March 1994. From April 1991 to October 1991, Mr. George was Vice President of Operations and International with Santa Fe Minerals, Inc., an independent oil and gas company ("Santa Fe Minerals"). From May 1981 to March 1991, he served in various other management and executive capacities with Santa Fe Minerals and its subsidiary, Andover. From December 1974 to April 1981, Mr. George held various management and engineering positions with Amoco Production Company. He has a B.S. Degree in Mechanical Engineering from the University of Missouri-Rolla.

     JOHN T. MCNABB, II, age 53. Mr. McNabb has been a Director of the Company since October 1990. He has been Chief Executive Officer of Growth Capital Partners, Inc., an investment and advisory firm in Houston, Texas serving privately held and public middle market companies based in the Southwest, since March 1992. From June 1990 to January 1992, he was a Managing Director of Bankers Trust Company, managing commercial banking, investment banking and financial advisory activities in the Southwest for Bankers Trust Company, and head of BT Southwest, Inc., an affiliate of Bankers Trust New York Corporation. From September 1984 to June 1990, Mr. McNabb was employed by investment affiliates of The Prudential Insurance Company of America where he provided a wide range of investment banking services and corporate finance expertise to corporate clients. He holds undergraduate and graduate (M.B.A.) degrees from Duke University.

                                    CLASS I
                            (TERM EXPIRES MAY 2000)

     WILLIAM C. BARNES, age 43. Mr. Barnes, a certified public accountant, has been a Director, Treasurer and Secretary of the Company since April 1987, an Executive Vice President of the Company since March 1994 and Chief Financial Officer of the Company since May 1990. He was also a Senior Vice President of the Company from May 1990 to March 1994 and Vice President - Finance of the Company from January 1984 to May 1990. From November 1982 to December 1983, Mr. Barnes was an audit manager for Arthur Andersen & Co., an independent public accounting firm, where he dealt primarily with clients in the oil and gas industry. He was Assistant Controller - Finance of Andover from December 1980 to November 1982. From June 1976 to December 1980, he was an auditor with Arthur Andersen & Co., where he dealt primarily with clients in the oil and gas industry. Mr. Barnes has a B.S. Degree in Business Administration from Oklahoma State University.

     The other Board position in Class I is currently vacant.

COMPENSATION OF DIRECTORS

     Employee directors receive no additional compensation for service on the Board of Directors or any committee thereof. Non-employee directors receive an annual retainer of $12,000. Non-employee directors also automatically receive non-qualified stock options under the Vintage Petroleum, Inc. Non-Management Director Stock Option Plan (the "Director Plan"). Under the Director Plan, an initial option to purchase up to 5,000 shares of Common Stock is granted to any new non-employee director on the date of the organizational board meeting (the board meeting immediately following the annual stockholders meeting) at which he or she first serves as a member of the Board of Directors. Each non-employee director also receives annually an option to purchase 1,000 shares of Common Stock on the date of the organizational board meeting next following the date on which such director received an initial option and on the date of each succeeding organizational board meeting during the period of such director's incumbency. The option exercise price of each option granted under the Director Plan is equal to the fair market value of the Common Stock on the date of grant. A total of 60,000 shares of Common Stock are available for issuance under the Director Plan. During fiscal 1997, Messrs. Lawrence and McNabb were each granted an option to purchase 1,000 shares (2,000 shares after giving effect to the two-for-one Common Stock split effected on October 7, 1997) of Common Stock at an exercise price of $16.0625 per share. No options have been exercised under the Director Plan. All directors are reimbursed by the Company for out-of-pocket expenses incurred by them in connection with their service on the Board of Directors and any committee thereof.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     During 1997, the Board of Directors held four meetings. All of the directors were present at each meeting. In addition, the Board of Directors took action six times during 1997 by unanimous written consent. The Board of Directors has a standing Audit Committee and a standing Compensation Committee.

     The Audit Committee is composed of Messrs. Lawrence and McNabb. The Audit Committee annually considers the qualifications of the independent auditor of the Company and makes recommendations to the Board of Directors on the engagement of the independent auditor. The Audit Committee also reviews (a) any transactions between the Company and its officers, directors and principal stockholders, (b) the plans for and results of audits of the Company, and (c) the results of any internal audits, compliance with any of the Company's written policies and procedures and the adequacy of the Company's system of internal accounting controls. The Audit Committee met twice during 1997. All of the members of the Audit Committee were present at each meeting.

     The Compensation Committee is composed of Messrs. Stephenson, Hille, Lawrence and McNabb. The Compensation Committee reviews the compensation of officers of the Company and makes recommendations to the Board of Directors regarding such compensation and reviews the Company's executive compensation policies and practices. The Compensation Committee also administers generally the Company's 1990 Stock Plan, except that the Board of Directors administers such Plan with respect to certain matters pertaining to officers of the Company. The Compensation Committee met once during 1997. All of the members of the Compensation Committee were present at such meeting. In addition, the Compensation Committee took action once during 1997 by unanimous written consent.

     The Company does not have a standing Nominating Committee. The Company's Charter provides that nominations of candidates for election as directors of the Company may be made at a meeting of stockholders by or at the direction of the Board of Directors or by any stockholder entitled to vote at such meeting who complies with the advance notice procedures set forth therein. These procedures require any stockholder who intends to make a nomination for director at the meeting to deliver notice of such nomination to the Secretary of the Company not less than 45 nor more than 90 days before the meeting. The notice must contain all information about the proposed nominee as would be required to be included in a proxy statement soliciting proxies for the election of such nominee, including such nominee's written consent to serve as a director if so elected. If the Chairman of the meeting determines that a person is not nominated in accordance with the nomination procedure, such nomination will be disregarded. The Company's By-laws provide that the annual meeting of stockholders to be held each year will be on the second Tuesday in May.

                                  PROPOSAL TWO

                       APPROVAL OF AMENDMENT NUMBER 4 TO
                          THE VINTAGE PETROLEUM, INC.
                                1990 STOCK PLAN

GENERAL

     Stockholder action at the Annual Meeting will be requested with respect to the approval of Amendment Number 4 (the "Amendment") to the Vintage Petroleum, Inc. 1990 Stock Plan, as amended (the "1990 Plan"). The purpose of the Amendment is to (a) increase the total number of shares of Common Stock available for issuance under the 1990 Plan from 4,500,000 shares to 6,000,000 shares and (b) extend the date until which incentive stock options may be granted under the 1990 Plan to 10 years from the date on which the Amendment is approved by the stockholders of the Company (i.e., May 11, 2008). The Amendment does not extend the date by which incentive stock options already granted under the 1990 Plan must be exercised. As of March 11, 1998, there were no remaining shares of Common Stock available for future grants of awards under the 1990 Plan. If the Amendment to the 1990 Plan is approved by the stockholders of the Company, the total number of shares of Common Stock subject to outstanding stock options and reserved for future grants of awards under the 1990 Plan would be 5,197,122 shares and represent approximately 10 percent of the Company's total outstanding shares of Common Stock on March 11, 1998.

     A copy of the Amendment is attached hereto as Exhibit A. The Amendment, which was approved by the Board of Directors on March 11, 1998, will not take effect unless approved by the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote. The purpose of the 1990 Plan is to strengthen the ability of the Company to attract and retain well-qualified executive and managerial personnel and to encourage stock ownership by such personnel in order to increase their proprietary interest in the Company's success. The Company relies heavily upon stock options to compensate its executive and managerial personnel and desires to continue that practice because it believes that stock options encourage and reward effective management that results in long-term corporate financial success, as measured by stock price appreciation.

SUMMARY OF THE 1990 PLAN

     General. On June 1, 1990, the Board of Directors adopted, and the stockholders of the Company approved, the 1990 Plan. Since then, the Board of Directors and the stockholders of the Company have approved amendments to the 1990 Plan which increased the total number of shares of Common Stock available for issuance pursuant to awards granted under the 1990 Plan to the current 4,500,000 shares. The 1990 Plan provides for awards to key employees of the Company, including officers and directors who are also employees of the Company.

     The 1990 Plan contains no limitation on the number of shares that may be awarded to any participant. The stock issuable under the 1990 Plan may be authorized and unissued shares or treasury shares. If any shares subject to any award are forfeited or payment is made in a form other than shares or the award otherwise terminates without payment being made, the shares subject to such awards will again be available for issuance under the 1990 Plan. In addition, the number of shares deemed to be issued under the 1990 Plan upon exercise of a stock option will be reduced by the number of shares surrendered in payment of the exercise or purchase price of such stock option.

     Except as discussed below, the 1990 Plan is administered by the Compensation Committee of the Board of Directors (the "Committee"). The members of the Committee are not eligible for awards under the 1990 Plan. The Committee is authorized to determine plan participants, the types and amount of awards to be granted and the terms, conditions and provisions of awards, prescribe forms of award agreements, interpret the 1990 Plan, establish, amend and rescind rules and regulations relating to the 1990 Plan and make all other determinations which may be necessary or advisable for the administration of the 1990 Plan.
Any and all powers, authorizations and discretions granted by the 1990 Plan to the Committee are likewise exercisable at any time by the Board of Directors. The Board of Directors currently administers the 1990 Plan with respect to officers of the Company. Although a determination has not been made as to the number of employees currently eligible for consideration as participants in the 1990 Plan, there are 39 employees who currently hold awards under the 1990 Plan.

     Summary of Awards. The 1990 Plan permits the granting of any or all of the following types of awards: (a) stock options, (b) stock appreciation rights ("SARs"), and (c) restricted stock. Generally, awards under the 1990 Plan are granted for no consideration other than prior and future services. Awards granted under the 1990 Plan may, in the discretion of the Committee, be granted alone or in addition to, in tandem with or in substitution for any other award under the 1990 Plan or other plan of the Company. Such grants could include grants of options after a decline in the market price of the Company's Common Stock in substitution for previously granted options having a higher exercise price. The Company, however, has never "repriced" options previously granted.

     Stock options granted pursuant to the 1990 Plan may, at the discretion of the Committee, be either incentive stock options ("ISOs"), within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended, or non-qualified stock options. The exercise price of an ISO may not be less than the fair market value of the Common Stock on the date of grant (or 110 percent of such fair market value in the case of ISOs granted to employees who possess more than 10 percent of the combined voting power of all classes of stock of the Company). In the case of non-qualified stock options, the exercise price shall be as determined by the Committee in its sole discretion, except that it shall not be less than 85 percent of the fair market value of the Common Stock on the date of grant. The Company, however, has never granted any options under the 1990 Plan with an exercise price below the fair market value of the Common Stock on the date of grant. Options granted pursuant to the 1990 Plan are exercisable in whole or in part at such time or times as determined by the Committee, except that ISOs may not be exercised after the expiration of ten years from the date granted. Generally, options may be exercised by the payment of cash, promissory notes, stock or a combination thereof.

     Any SARs granted under the 1990 Plan will give the holder the right to receive cash or stock in an amount equal to the difference between the fair market value of a share of Common Stock on the date of exercise and the grant price. The grant price of an SAR is determined by the Committee but may not be less than the fair market value of a share of Common Stock on the date of grant. Methods of exercise and settlement and other terms of SARs are determined by the Committee.

     The Committee may award restricted stock, generally consisting of shares which may not be disposed of by participants until certain restrictions established by the Committee lapse. Such restrictions may lapse in whole or in installments as the Committee determines. A participant receiving restricted stock will have all of the rights of a stockholder of the Company, including the right to vote the shares and the right to receive any dividends, unless the Committee otherwise determines. Upon termination of employment during the restriction period, restricted stock will be forfeited, subject to such exceptions, if any, as are authorized by the Committee.

     Awards are not transferable other than by will or the laws of descent and distribution. In the event of any change affecting the shares of Common Stock by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, combination or exchange of shares, or other corporate change or any distributions to Common Stock holders, the Committee may make such substitution or adjustment in the aggregate number or kind of shares which may be distributed under the 1990 Plan and in the number, kind and exercise, grant or purchase price of shares subject to the outstanding awards granted under the 1990 Plan, or make provisions for a cash payment relating to any award, as it deems to be appropriate in order to maintain the purpose of the original grant.

     Amendment to and Termination of the 1990 Plan. The Board of Directors may amend, alter, suspend, discontinue or terminate the 1990 Plan without the consent of stockholders or participants, except that stockholder approval of such action will be sought if such approval is required by any federal or state law or regulation, or if the Board of Directors in its discretion determines that obtaining such stockholder approval is advisable. Unless earlier terminated by the Board of Directors, the 1990 Plan will terminate when no shares remain reserved and available for issuance, and the Company has no further obligation with respect to any award granted under the 1990 Plan.

     The 1990 Plan currently provides that no ISO may be granted thereunder after May 31, 2000. The Amendment would, by deleting this provision, extend the date until which ISOs may be granted under the 1990 Plan to 10 years from the date on which the Amendment is approved by the stockholders of the Company (i.e., May 11, 2008).

     Change of Control. In the event of a Change of Control of the Company, as defined in the 1990 Plan, all outstanding awards under the 1990 Plan, regardless of any limitations or restrictions, become fully exercisable and freed of all restrictions. In such event, with certain exceptions, participants will receive cash payments equal to the value of their outstanding awards based on the "change of control price" as defined in the 1990 Plan.

     Federal Income Tax Consequences. The Company believes that under present Federal tax laws the following are the Federal income tax consequences generally arising with respect to awards granted under the 1990 Plan. The grant of an option or SAR, will create no tax consequences for the participant or the Company. The participant will have no taxable income upon exercising an ISO

(except that the alternative minimum tax may apply) and the Company will receive no deduction at that time. Upon exercising an option other than an ISO, the participant must generally recognize ordinary income equal to the difference between the exercise price and the fair market value of the stock acquired on the date of exercise. Upon exercising an SAR, the participant must generally recognize ordinary income equal to the cash or the fair market value of the stock received on the date of exercise. In each case, the Company generally will be entitled to a deduction for the amount recognized as ordinary income by the participant. The treatment to a participant of a disposition of shares acquired upon the exercise of an SAR or option depends on how long the shares have been held and on whether such shares are acquired by exercising an ISO or by exercising an option other than an ISO. Generally, there will be no tax consequences to the Company in connection with a disposition of shares acquired under an option except that the Company will be entitled to a deduction (and the employee will recognize ordinary taxable income) if shares acquired under an ISO are disposed of before the applicable ISO holding periods have been satisfied.

     With respect to awards granted under the 1990 Plan involving stock that is restricted as to transferability and subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the fair market value of the shares received at the earlier of the time at which the shares become transferable or not subject to a substantial risk of forfeiture. The Company generally will be entitled to a deduction for the same amount. In certain circumstances, a participant may elect to be taxed at the time of receipt of shares rather than upon lapse of restrictions on transferability or the substantial risk of forfeiture.

     The foregoing provides only a very general description of the application of Federal income tax laws to awards under the 1990 Plan. The summary does not address the effects of foreign, state and local tax laws. Because of the complexities of the tax laws, participants under the 1990 Plan are strongly urged to consult a tax advisor regarding these matters.

     Awards Granted. As of March 11, 1998, incentive and non-qualified stock options for a total of 3,697,122 shares at an average exercise price of $12.51 per share are outstanding under the 1990 Plan. All of these options were granted at the fair market value of the Common Stock on the date of grant, and expire at various times during the years 2001 to 2008. As of such date, no other awards have been granted under the 1990 Plan. Since inception of the 1990 Plan, (a) options for a total of 802,878 shares have been exercised at an average exercise price of $5.36 and (b) options for the following number of shares have been granted under the 1990 Plan to the named executive officers of the Company and specified groups: S. Craig George (President and Chief Executive Officer), 770,000 shares; William C. Barnes (Executive Vice President and Chief Financial Officer), 610,000 shares; William L. Abernathy (Executive Vice President and Chief Operating Officer), 530,000 shares; Robert W. Cox (Vice President-General Counsel), 210,000 shares; all current executive officers as a group, 3,449,000 shares; and all employees, excluding executive officers, as a group, 1,051,000 shares. Messrs. Stephenson (Chairman of the Board of Directors) and Hille (Vice Chairman of the Board of Directors) and all current directors who are not executive officers are not eligible to receive awards under the 1990 Plan. Future awards under the 1990 Plan are not yet determinable. The closing price for the Common Stock on the New York Stock Exchange on March 11, 1998, was $20.00.

VOTE REQUIRED

     The affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote is required for approval of the Amendment. The Board of Directors recommends a vote "FOR" approval of the Amendment.

                                PROPOSAL THREE

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

     Upon the recommendation of the Audit Committee, the Board of Directors has appointed Arthur Andersen LLP as the independent auditor of the Company for the fiscal year ending December 31, 1998. Arthur Andersen LLP has been the independent auditor of the Company since the Company's inception in 1983. A proposal will be presented at the Annual Meeting asking the stockholders to ratify the appointment of Arthur Andersen LLP as the Company's independent auditor. If the stockholders do not ratify the appointment of Arthur Andersen LLP, the Board of Directors will reconsider the appointment.

     The affirmative vote of the holders of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote is required for the adoption of this proposal. The Board of Directors recommends a vote "FOR" the ratification of Arthur Andersen LLP as independent auditor for 1998.

     A representative of Arthur Andersen LLP will be present at the Annual Meeting. Such representative will be given the opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions.

                          PRINCIPAL STOCKHOLDERS AND
                       SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth certain information as of March 11, 1998, regarding the ownership of the Company's Common Stock by (a) all persons known by the Company to be beneficial owners of more than five percent of such stock,
(b) each director and nominee for director of the Company, (c) each of the executive officers of the Company named in the Summary Compensation Table below, and (d) all executive officers and directors of the Company as a group. Unless otherwise noted, the persons named below have sole voting and investment power with respect to such shares.

                                                SHARES
                                             BENEFICIALLY     PERCENTAGE
NAME OF OWNER OR IDENTITY OF GROUP              OWNED         OF CLASS(1)
-----------------------------------------  ----------------  -------------
Charles C. Stephenson, Jr.(2)............  10,753,200   (3)      20.8%
Jo Bob Hille(2)..........................   4,200,000   (4)       8.1
William C. Barnes........................     943,339   (5)       1.8
S. Craig George..........................     492,457   (6)        *
William L. Abernathy.....................     452,569   (7)        *
Robert W. Cox............................     338,332   (8)        *
Bryan H. Lawrence........................      56,900   (9)        *
John T. McNabb, II.......................      28,744  (10)        *
All executive officers and directors as
     a group (15 persons)................  17,882,296  (11)      33.8

--------------------
  *  Represents less than 1% of the Common Stock outstanding.

(1) Shares of Common Stock which were not outstanding but which could be acquired by a person upon exercise of an option within sixty days of March 11, 1998, are deemed outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by such person. Such shares, however, are not deemed to be outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by any other person.

(2)  The stockholder's address is 4200 One Williams Center, Tulsa, Oklahoma
     74172.

(3) Includes 244,000 shares held by the Stephenson Family Charitable Foundation, of which Mr. Stephenson and his wife are co-trustees. Mr. Stephenson and his wife do not have a pecuniary interest in the shares held by the Foundation. Does not include 200 shares owned by Mr. Stephenson's wife. Mrs. Stephenson has full rights of ownership over such shares, including sole voting and investment power. Mr. Stephenson disclaims beneficial ownership of such shares.

(4) Does not include 100,000 shares owned by the Jo Bob Hille and Mary Anne Hille Charitable Remainder Trust. Mr. Hille disclaims beneficial ownership of such shares.

(5) Includes 253,014 shares subject to stock options which are currently exercisable at an average exercise price of $7.99 per share, and 2,325 shares held by the Vintage Petroleum, Inc. 401(k) Plan (the "401(k) Plan") and allocated to the account of Mr. Barnes.

(6) Includes 349,960 shares subject to stock options which are currently exercisable at an average exercise price of $7.41 per share, and 6,497 shares held by the 401(k) Plan and allocated to the account of Mr. George.

(7) Includes 164,554 shares subject to stock options which are currently exercisable at an average exercise price of $8.73 per share, and 5,829 shares held by the 401(k) Plan and allocated to the account of Mr. Abernathy.

(8) Includes 117,008 shares subject to stock options which are currently exercisable at an average exercise price of $7.28 per share, and 6,332 shares held by the 401(k) Plan and allocated to the account of Mr. Cox.

(9) Includes 16,000 shares subject to stock options which are currently exercisable at an average exercise price of $10.68 per share.

(10) Includes 16,000 shares subject to stock options which are currently exercisable at an average exercise price of $10.68 per share. Does not include 600 shares owned by Mr. McNabb's wife. Mrs. McNabb has full rights of ownership over such shares, including sole voting and investment power. Mr. McNabb disclaims beneficial ownership of such shares.

(11) Includes 1,206,830 shares subject to stock options which are currently exercisable at an average exercise price of $8.17 per share, and 36,004 shares held by the 401(k) Plan and allocated to the accounts of such individuals.

                            EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth certain information with respect to the compensation of the Company's Chairman of the Board of Directors, each person who served as the Company's Chief Executive Officer during fiscal 1997 and each of the Company's four most highly compensated executive officers other than the Chief Executive Officer, based on salary and bonus earned during fiscal 1997, for services in all capacities to the Company and its subsidiaries during each of the Company's last three fiscal years.

                                                                                LONG-TERM COMPENSATION
                                                                          ----------------------------------
                                              ANNUAL COMPENSATION                 AWARDS            PAYOUTS
                                       --------------------------------   ----------------------   ---------
                                                                                      SECURITIES
                                                                          RESTRICTED  UNDERLYING   LONG-TERM
                                                           OTHER ANNUAL     STOCK      OPTIONS/    INCENTIVE    ALL OTHER
          NAME AND                      SALARY     BONUS   COMPENSATION    AWARD(S)      SARS       PAYOUTS    COMPENSATION
     PRINCIPAL POSITION          YEAR    ($)        ($)       ($)(1)         ($)        (#)(2)        ($)         ($)(3)
----------------------------     ----  -------     -----   ------------   ---------   ----------   ---------   ------------

Charles C. Stephenson, Jr.,      1997   40,000(4)   -0-        -0-           -0-            -0-       -0-            -0-
  Chairman of the Board of       1996   40,000(4)   -0-        -0-           -0-            -0-       -0-            -0-
  Directors                      1995   40,000(4)   -0-        -0-           -0-            -0-       -0-            -0-

Jo Bob Hille,                    1997  150,000      -0-        -0-           -0-            -0-       -0-            -0-
  Vice Chairman of the Board     1996  150,000      -0-        -0-           -0-            -0-       -0-            -0-
  of Directors and former        1995  150,000      -0-        -0-           -0-            -0-       -0-            -0-
  Chief Executive Officer

S. Craig George,                 1997  190,000      -0-        -0-           -0-         70,000       -0-          9,500
  President and Chief            1996  183,000      -0-        -0-           -0-         60,000       -0-          4,750
  Executive Officer              1995  167,917      -0-        -0-           -0-        120,000       -0-          4,620

William C. Barnes,               1997  180,000      -0-        -0-           -0-         70,000       -0-          9,500
  Executive Vice President       1996  173,000      -0-        -0-           -0-         80,000       -0-          4,750
  and Chief Financial Officer    1995  165,000      -0-        -0-           -0-            -0-       -0-          4,620

Robert W. Cox,                   1997  163,000      -0-        -0-           -0-         30,000       -0-          9,500
  Vice President-                1996  160,000      -0-        -0-           -0-         30,000       -0-          4,750
  General Counsel                1995  155,000      -0-        -0-           -0-            -0-       -0-          4,620

William L. Abernathy,            1997  144,000      -0-        -0-           -0-         50,000       -0-          8,180
  Executive Vice President       1996  137,000      -0-        -0-           -0-         70,000       -0-          4,107
  and Chief Operating Officer    1995  130,000      -0-        -0-           -0-            -0-       -0-          3,900

--------------------

        (1) Does not include the value of perquisites and other personal benefits because the aggregate amount of such compensation, if any, does not exceed the lesser of $50,000 or 10 percent of the total amount of annual salary and bonus for any named individual.

        (2)  Consists solely of options to acquire shares of Common Stock.

        (3)  Represents Company contributions to the 401(k) Plan.

        (4) Mr. Stephenson is entitled to receive an annual base salary of $100,000 pursuant to his employment agreement with the Company. He has waived his right to receive the unpaid portion of his base salary for 1997, 1996 and 1995. It is anticipated that the full amount due under his employment agreement will not be paid during 1998.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

     The following table sets forth certain information with respect to options granted to the named executive officers of the Company during fiscal 1997. The Company has never granted any stock appreciation rights.

                                INDIVIDUAL GRANTS
-----------------------------------------------------------------------------------
                                NUMBER OF     % OF TOTAL
                                SECURITIES     OPTIONS/                                 POTENTIAL REALIZABLE VALUE
                                UNDERLYING       SARS                                     AT ASSUMED ANNUAL RATES
                                 OPTIONS/     GRANTED TO                                OF STOCK PRICE APPRECIATION
                                   SARS       EMPLOYEES   EXERCISE OR                     FOR OPTION TERM(3)
                                 GRANTED      IN FISCAL   BASE PRICE     EXPIRATION     ---------------------------
                 NAME             (#)(1)         YEAR      ($/SH)(2)        DATE             5%($)          10%($)
----------------------------    ----------    ----------  -----------    ----------     -------           ---------
Charles C. Stephenson, Jr.          -0-          -0-          -0-            -0-            -0-                 -0-
Jo Bob Hille                        -0-          -0-          -0-            -0-            -0-                 -0-
S. Craig George                  70,000(4)       8.7        15.50         3/6/07        682,351           1,729,211
William C. Barnes                70,000(4)       8.7        15.50         3/6/07        682,351           1,729,211
Robert W. Cox                    30,000(4)       3.7        15.50         3/6/07        292,436             741,090
William L. Abernathy             50,000(4)       6.2        15.50         3/6/07        487,393           1,235,150

_____________________________

(1) Consists solely of options to acquire shares of Common Stock. The options were granted for a term of ten years, subject to earlier termination in certain events related to termination of employment. The exercise price of the options is equal to the fair market value of the Common Stock on the date of grant. Under the terms of the Company's 1990 Stock Plan, the Compensation Committee retains discretion, subject to plan limits, to modify the terms of the options and to reprice the options. In the event of a Change in Control, as defined in the Company's 1990 Stock Plan, the options become fully exercisable immediately.

(2) The exercise price of the options is equal to the fair market value of the Common Stock on the date of grant.

(3) Potential realizable value illustrates the value that might be realized upon exercise of the options immediately prior to the expiration of their term (ten years from the date of grant), assuming that the Common Stock appreciates in value from the date of grant to the end of the option term at rates of 5% and 10%, respectively, compounded annually.

(4) These options become exercisable in increments over a one-year period beginning March 7, 2000. The option exercise price may be paid in cash, by delivery of already-owned shares, or a combination thereof, or, at the discretion of the Compensation Committee, by a promissory note. Tax withholding obligations, if any, related to exercise may be paid by offset of the underlying shares, subject to certain conditions.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
 AND FY-END OPTION/SAR VALUES

     The following table sets forth certain information with respect to options exercised by the named executive officers of the Company during fiscal 1997, and the number and value of unexercised options held by such executive officers at the end of the fiscal year. The Company has never granted any stock appreciation rights.

                               SHARES                                                  VALUE OF UNEXERCISED
                              ACQUIRED                     NUMBER OF SECURITIES            IN-THE-MONEY
                                 ON         VALUE         UNDERLYING UNEXERCISED     OPTIONS/SARS AT FY-END
                              EXERCISE    REALIZED      OPTIONS/SARS AT FY-END(#)           ($)(1)(2)
                                                        --------------------------  --------------------------
         NAME                    (#)       ($)(1)       EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
--------------------------    --------    --------      -----------  -------------  -----------  -------------
Charles C. Stephenson, Jr.         -0-         -0-              -0-            -0-          -0-           -0-
Jo Bob Hille                       -0-         -0-              -0-            -0-          -0-           -0-
S. Craig George                 86,000     938,005          349,960        248,040    4,056,503     1,824,098
William C. Barnes               86,936     951,704          253,014        146,986    2,786,193       961,932
Robert W. Cox                   61,592     660,368          117,008         60,000    1,370,892       384,375
William L. Abernathy            15,446     119,224          164,554        120,000    1,690,255       826,875


(1) Market value of the underlying securities at exercise date or fiscal year-end, as the case may be, minus the option exercise price.

(2) The closing price for the Common Stock on the New York Stock Exchange on December 31, 1997, the last trading day of the fiscal year, was $19.00.


EMPLOYMENT AGREEMENTS AND CHANGE
 IN CONTROL ARRANGEMENTS

     The Company has employment agreements with two of the named executive officers of the Company.

     On January 7, 1987, the Company entered into employment agreements with Messrs. Stephenson and Hille, now Chairman of the Board and Vice Chairman of the Board of the Company, respectively. Each agreement provides for (a) an annual base salary of $100,000, subject to review and adjustment (upwards only) by the Board of Directors, and (b) such other compensation and benefits as determined by the Board of Directors. The initial term of each agreement extended through December 31, 1991, and each agreement is automatically extended for additional periods of one year each until terminated by either the employee or the Company. Each agreement further provides that in the event of termination of the employee's employment prior to expiration of the term of such agreement (a) by the Company for any reason other than death, disability, cause or the employee's material breach of such agreement, or (b) by the employee as a result of a material breach of such agreement by the Company, the employee will be entitled to receive his base salary and other compensation and benefits to which he is entitled for the balance of such term.

     All outstanding awards under the Vintage Petroleum, Inc. 1990 Stock Plan, regardless of any limitations or restrictions, become fully exercisable and free of all restrictions, in the event of a Change in Control of the Company, as defined in such Plan. In such event, with certain exceptions, participants will receive cash payments equal to the value of their outstanding awards based on the "change of control price" as defined in such Plan.

REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors administers the Company's executive compensation program, except that the Board of Directors is generally responsible for administering the Company's 1990 Stock Plan with respect to the executive officers of the Company. During 1997, the Committee was comprised of the two outside directors of the Company (Messrs. Lawrence and McNabb), the Chairman of the Board of Directors of the Company (Mr. Stephenson) and the Vice Chairman of the Board of Directors of the Company (Mr. Hille). All decisions of the Committee relating to the compensation of the executive officers of the Company are reviewed by the full Board of

Directors. Members of the Committee are not eligible to receive options or awards under the Company's 1990 Stock Plan.

     Overall Executive Compensation Policy. The overall policy of the Company's executive compensation program is to attract, retain and reward executives who are capable of leading the Company in achieving its business objectives and strategies in a highly competitive industry. The executive compensation program basically consists of two elements: salary and stock options.

     A 1993 amendment to the Internal Revenue Code of 1986, as amended, provides that no publicly-held company shall be permitted to deduct from its income taxes compensation exceeding $1 million paid to its chief executive officer or any of its four other highest paid executive officers unless (a) the compensation is payable solely on account of the attainment of performance goals, (b) the performance goals are determined by a compensation committee of two or more outside directors, (c) the material terms under which the compensation is paid are disclosed to and approved by the stockholders, and (d) the compensation committee certifies that the performance goals were met. Neither the Committee nor the Company expects this amendment to have an impact, or result in the loss of a material deduction, with respect to compensation paid to such executive officers, including stock options granted to such executive officers.

     Salary. The Committee reviews each executive officer's salary annually. The employment agreements of certain executive officers of the Company set certain minimum salary levels for such officers. The Committee believes there is necessarily some subjectivity in setting the salaries of the Company's executive officers and does not follow specific objective performance criteria when setting such salaries. In determining appropriate salary levels for 1997, the Committee primarily considered the individual's past performance, the past performance of the Company and the individual's contribution to that performance. The Committee also considered the executive's level and scope of responsibility, experience, internal equity of the Company's executive compensation program, and the compensation practices of other companies in the oil and gas industry for executives of similar responsibility.

     Stock Options. The Board of Directors relies heavily upon stock options to compensate the executive officers of the Company. The Board of Directors believes that stock options encourage and reward effective management that results in long-term corporate financial success, as measured by stock price appreciation. Options granted by the Board of Directors are generally not exercisable until after three years from the date of grant. In addition, the exercise price of options granted by the Board of Directors equals the fair market value of the Common Stock on the date of grant. The Board of Directors believes that granting options in this manner aligns the interests of the Company's executives with those of the Company's stockholders since the value of an option bears a direct relationship to the Company's stock price.

     Options granted to executive officers during 1997 were based on the subjective evaluation of the executive's ability to influence the Company's long-term growth and profitability and to reward outstanding past individual performance and contributions to the Company.

     Chairman and CEO Compensation. Mr. Stephenson, who served as Chairman of the Board of Directors of the Company during 1997, is entitled to receive an annual base salary of $100,000 pursuant to his Employment Agreement with the Company dated January 7, 1987, as described above. Mr. Stephenson, however, elected to receive only $40,000 of his base salary for 1997, and waived his right to receive the unpaid portion of his base salary for 1997. Mr. Stephenson received no other compensation for 1997. Despite electing to receive minimal compensation for his efforts, Mr. Stephenson, as the Company's largest single stockholder, has strong incentive to create value for stockholders.

     Mr. Hille, who served as Chief Executive Officer of the Company until December 1997, is entitled to receive a minimum annual base salary of $100,000 pursuant to his Employment Agreement with the Company dated January 7, 1987, as described above. Mr. Hille's base salary is set in the same manner utilized by the Committee when setting the salaries of the Company's other executive officers as discussed above. Mr. Hille received no other compensation for 1997. Mr. Hille, as one of the Company's largest stockholders, also has strong incentive to create value for stockholders.

     In December 1997, Mr. George, the President of the Company, also began serving as Chief Executive Officer of the Company. His base salary for 1997 and options granted to him during 1997 were determined in the same manner utilized by the Committee and the Board of Directors when determining salaries and option grants for the Company's other executive officers as described above.

Board of Directors                      Compensation Committee
------------------                      ----------------------

Charles C. Stephenson, Jr.              Charles C. Stephenson, Jr.
Jo Bob Hille                            Jo Bob Hille
S. Craig George                         Bryan H. Lawrence
William C. Barnes                       John T. McNabb, II
Bryan H. Lawrence
John T. McNabb, II

     The Report on Executive Compensation shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 1997, the following executive officers of the Company were members of the Compensation Committee and participated in deliberations concerning executive officer compensation: Charles C. Stephenson, Jr. and Jo Bob Hille. The other two members of the Compensation Committee during 1997 were the two outside directors of the Company, Bryan H. Lawrence and John T. McNabb, II.

     Mr. Stephenson is a director of Growth Capital Partners, Inc. and GCP Securities, Inc. Mr. McNabb is an executive officer of these entities.

     Dillon Read acted as a Managing Underwriter of the Company's concurrent public offerings of 3,000,000 shares of Common Stock and $100,000,000 of 8 5/8% Senior Subordinated Notes Due 2009 of the Company which were consummated on February 5, 1997, and received certain fees from the Company for its services. Mr. Lawrence was a Managing Director of Dillon Read at the time of the offerings.

PERFORMANCE GRAPH

     The following graph compares the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock during the period commencing January 1, 1993, and ending on December 31, 1997, with the cumulative total return on the S&P 500 Index and an index of peer companies (weighted by market capitalization) selected by the Company. Companies in the peer group are as follows: Apache Corporation, Barrett Resources Corporation, Cabot Oil & Gas Corporation, Cross Timbers Oil Company, Devon Energy Corporation, Forest Oil Corporation, The Louisiana Land and Exploration Corporation (acquired in November 1997), Noble Affiliates, Inc., Nuevo Energy Company, Oryx Energy Company, Pioneer Natural Resources Company (formerly Parker & Parsley Petroleum Company), Pogo Producing Company, Santa Fe Energy Resources, Inc., Seagull Energy Corporation, Snyder Oil Corporation and United Meridian Corporation. The comparison assumes $100 was invested on December 31, 1992, in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends.

                       [PERFORMANCE GRAPH APPEARS HERE]


                        1992    1993    1994    1995    1996    1997

        VINTAGE         $100    $145    $136    $182    $280    $310
        S&P 500         $100    $110    $112    $153    $189    $252
     PEER GROUP         $100    $125    $111    $133    $201    $184


     The above performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                             CERTAIN TRANSACTIONS

     Dillon Read acted as a Managing Underwriter of the Company's concurrent public offerings of 3,000,000 shares of Common Stock and $100,000,000 of 8 5/8% Senior Subordinated Notes Due 2009 of the Company which were consummated on February 5, 1997, and received certain fees from the Company for its services. Bryan H. Lawrence, a Managing Director of Dillon Read at the time of the offerings, is a director of the Company.

     Since January 1, 1997, certain executive officers of the Company have been indebted to the Company in amounts in excess of $60,000 under various notes.
The following table sets forth, as to the persons shown, the largest amounts of their indebtedness outstanding during such period and the interest rates, maturity dates and the outstanding balances of such indebtedness as of March 25, 1998:

                                LARGEST            RANGE OF           OUTSTANDING
                               AMOUNT OF           MATURITY            BALANCE AT
NAME                      INDEBTEDNESS(1)(2)    DATES OF NOTES    MARCH 25, 1998(1)(2)
----                      ------------------   -----------------  --------------------
S. Craig George..........     $  797,600       7/3/99 to 8/11/99       $  797,600

William C. Barnes........        919,746          12/30/98 to             919,746
                                                    9/14/99

Robert W. Cox............        425,934          7/21/99 to              425,934
                                                   8/12/99

William L. Abernathy.....      1,167,452          7/9/98 to             1,167,452
                                                  10/19/99

William E. Dozier........        406,766       7/8/98 to 7/27/99          406,766

Michael F. Meimerstorf...        382,179           5/12/99 to             382,179
                                                   2/22/2000

Robert E. Phaneuf........        294,225            8/11/98               294,225

Barry D. Quackenbush.....        229,464            10/9/98               229,464

____________

(1) This indebtedness was incurred to fund the purchase of shares of Common Stock upon exercise of options under the Company's Stock Option Plans and is secured by shares of Common Stock.

(2)  This indebtedness bears interest at Mellon Bank, N.A. prime rate.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than 10 percent of the Common Stock, to report their initial ownership of the Common Stock and any subsequent changes in that ownership to the SEC and the New York Stock Exchange, and to furnish the Company with a copy of each such report. SEC regulations impose specific due dates for such reports, and the Company is required to disclose in this Proxy Statement any failure to file by these dates during and with respect to fiscal 1997.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during and with respect to fiscal 1997, all Section 16(a) filing requirements applicable to its officers, directors and more than 10 percent stockholders were complied with, except that Mr. Dozier, Senior Vice President -Operations of the Company, inadvertently reported late one transaction.

                                 OTHER MATTERS

MATTERS WHICH MAY COME BEFORE THE ANNUAL MEETING

     The Board of Directors knows of no matters other than those described in this Proxy Statement which will be brought before the Annual Meeting for a vote of the stockholders. If any other matter properly comes before the Annual Meeting for a stockholder's vote, the persons named in the accompanying proxy will vote thereon in accordance with their best judgment. The Company's By-laws require that for business to be properly brought before a meeting of stockholders by a stockholder, notice must be received by the Secretary of the Company not less than 45 nor more than 90 days before the meeting. The notice must contain a brief description of the business proposed to be brought before the meeting.

PROPOSALS OF STOCKHOLDERS

     Proposals of stockholders intended to be presented at the Company's 1999 Annual Meeting of Stockholders must be received at the principal executive offices of the Company, 4200 One Williams Center, Tulsa, Oklahoma 74172, on or before December 1, 1998, to be considered for inclusion in the Company's proxy statement and accompanying proxy for that meeting.

ANNUAL REPORT

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1997, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS UPON WRITTEN REQUEST TO: WILLIAM C. BARNES, SECRETARY, VINTAGE PETROLEUM, INC., 4200 ONE WILLIAMS CENTER, TULSA, OKLAHOMA 74172.

                                    By Order of the Board of Directors,

                                    /s/ WILLIAM C. BARNES

                                    William C. Barnes
                                    Secretary

March 31, 1998
Tulsa, Oklahoma

                                                                       EXHIBIT A

                              AMENDMENT NUMBER 4
                                      TO
                            VINTAGE PETROLEUM, INC.
                                1990 STOCK PLAN


      1.  Introduction.  On June 1, 1990, the Board of Directors of Vintage
          ------------
Petroleum, Inc. (the "Company") adopted, and the stockholders of the Company approved, the Vintage Petroleum, Inc. 1990 Stock Plan (as amended, the "Plan"). The Plan permits the granting of awards to key employees (including officers and directors who are employees) of the Company or its subsidiaries.

          The Board of Directors of the Company adopted on February 24, 1994, and the stockholders of the Company approved on May 10, 1994, Amendment Number 2 to the Plan which increased the total number of shares of common stock of the Company available for issuance pursuant to awards granted under the Plan from 1,000,000 shares to 1,500,000 shares.

          The Board of Directors of the Company adopted on March 15, 1996, and the stockholders of the Company approved on May 14, 1996, Amendment Number 3 to the Plan which increased the total number of shares of common stock available for issuance pursuant to awards granted under the Plan from 1,500,000 shares to 2,250,000 shares.

          On October 7, 1997, in accordance with the terms of the Plan, the total number of shares of common stock available for issuance pursuant to awards granted under the Plan was adjusted from 2,250,000 shares to 4,500,000 shares to give effect to the Company's two-for-one common stock split effected on October 7, 1997.

          Under the terms of the Plan, a total of 4,500,000 shares of common stock of the Company are available for issuance pursuant to awards granted under the Plan. The first sentence of Section 5d of the Plan provides that all incentive stock options must be granted within 10 years from June 1, 1990 (the date on which the Plan was adopted and approved by the stockholders of the Company). By deleting this provision (see Section 3(b) below), the period in which incentive stock options may be granted under the Plan will be extended until May 11, 2008.

      2.  Purpose.  The purpose of this Amendment is to (a) increase the total
          -------
number of shares of common stock of the Company available for issuance pursuant to awards granted under the Plan from 4,500,000 shares to 6,000,000 shares, which will enable the Company to continue to grant awards under the Plan to attract and retain key employees of the Company and its subsidiaries, and (b) extend the date until which incentive stock options may be granted under the Plan to 10 years from the date on which this Amendment is approved by the stockholders of the Company and thereby adopted.

      3.  Amendments.  The Plan shall be amended as follows:
          ----------

          (a) In the last sentence of the first paragraph of Section 4 of the Plan, the number "4,500,000" is deleted and the number "6,000,000" is substituted therefor.

          (b)  The first sentence of Section 5d of the Plan is deleted.

      4.  No Change.  Except as specifically set forth herein, this Amendment
          ---------
does not change the terms of the Plan.

      5.  Effective Date.  This Amendment shall take effect and be adopted on
          --------------
the date that the stockholders of the Company approve this Amendment.

      Executed this 11th day of March, 1998.

ATTEST:                           VINTAGE PETROLEUM, INC.


/s/  William C. Barnes            By:  /s/  S. Craig George
--------------------------------     -------------------------------------------
William C. Barnes                    S. Craig George
Secretary                            President and Chief Executive Officer


      Approved by the Board of Directors on March 11, 1998.

[LOGO]                      VINTAGE PETROLEUM, INC.


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 12, 1998

    The undersigned hereby appoints Charles C. Stephenson, Jr., S. Craig George and William C. Barnes, and each of them, with full power of substitution, as proxies to represent and vote all of the shares of Common Stock the undersigned is entitled to vote at the Annual Meeting of Stockholders of Vintage Petroleum, Inc. to be held on the 12th day of May, 1998, at 10:00 a.m., local time, in the Green Room on the 9th Floor, Bank of Oklahoma Tower, One Williams Center, Tulsa, Oklahoma, and at any and all adjournments thereof, on all matters coming before said meeting.


             PLEASE MARK, SIGN AND DATE THE PROXY ON THE OTHER SIDE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                           (CONTINUED ON OTHER SIDE)